EXHIBIT 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER OF THE REGISTRANT,
PURSUANT TO 17 CFR 240.13a – 14(a) OR 17 CFR 240.15d – 14(a)
I, Ray E. Schmitz, certify that:
1.	I have reviewed this annual report on Form 10-K (Amendment No. 1) of Dynamex Inc.; and

2.	Based on my knowledge, this annual report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: November 18, 2010
/s/ Ray E. Schmitz
Name:	Ray E. Schmitz
Title:	Executive Vice President and Chief Financial Officer